Exhibit 10.160

                              TERMINATION AGREEMENT

         TERMINATION AGREEMENT (the "Agreement"), dated as of April 21, 2004, by and between MACE SECURITY INTERNATIONAL, INC., a Delaware corporation, (the "Company"), and FUSION CAPITAL FUND II, LLC, an Illinois limited liability company (the "Buyer").

         WHEREAS, (i) the Buyer believes that the Master Facility Agreement dated as of April 5, 2000, by and between the Company and the Buyer (the "Facility Agreement"), the Equity Purchase Agreement dated as of April 17, 2000 by and between the Company and the Buyer (the "Equity Agreement") and the agreements entered into in connection with the Facility Agreement and the Equity Agreement permit the Buyer to convert up to 652,919 shares of Common Stock pursuant to the Equity Agreement, (ii) the Company disputes that right, (iii) and the Buyer and the Company have agreed to fully resolve such dispute, without admission by either party of the validity of the other's claim, by (x) the Company's agreement to permit a conversion by the Buyer of 150,000 shares of Common Stock pursuant to the Equity Agreement and (y) the Company's and the Buyer's agreement to reflect the termination of the Facility Agreement and the Equity Agreement and any other agreement entered into in connection therewith as provided herein.

         NOW THEREFORE, the Company and the Buyer hereby agree as follows:

         1.   CONVERSION OF SHARES OF COMMON STOCK.

         The Buyer has asserted its right to convert shares of Common Stock pursuant to the Equity Agreement. The Company has disputed the Buyer's right to convert shares of Common Stock pursuant to the Equity Agreement. To fully and finally resolve such dispute between the parties and in consideration of this Agreement, the Company hereby agrees to the conversion of 150,000 shares of Common Stock (the "Shares") pursuant to the Equity Agreement and in accordance with the terms of the Conversion Notice attached hereto as Exhibit I.


         2.   TERMINATION OF THE FACILITY AGREEMENT AND EQUITY AGREEMENT.

         The Facility Agreement, the Equity Agreement and the other transaction documents between the Buyer and the Company related to the Facility Agreement and Equity Agreement (other than this Agreement) (the "Transaction Documents") are hereby terminated effective as of the date hereof and any and all rights, duties and obligations arising thereunder or in connection with the Facility Agreement, Equity Agreement and the Transaction Documents are now and hereafter fully and finally terminated, provided, however, that (i) the representations and warranties of the Buyer and Company contained in Sections 2 and 3 of the Facility Agreement, (ii) the indemnification provisions set forth in Section 8 of the Facility Agreement, and (iii) the agreements and covenants set forth in
Section 9 of the Facility Agreement shall survive such termination and shall continue in full force and effect (the "Surviving Obligations").

         3.   MUTUAL GENERAL RELEASE.

         Except as may arise under or in connection with (i) this Agreement, and
(ii) the Surviving Obligations, the Company and the Buyer hereby release and forever discharge each party hereto and its predecessors, successors and

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         assigns, employees, shareholders, partners, managing members, officers, directors, agents, subsidiaries, divisions and affiliates fro m any and all claims, causes of actions, suits, demands, debts, dues, accounts, bonds, covenants, contracts, agreements, judgments whatsoever in law or in equity, whether known or unknown, including, but not limited to, any claim arising out of or relating to the transactions described in the Facility Agreement, Equity Agreement and Transaction Documents which any party hereto had, now has or which its heirs, executors, administrators, successors or assigns, or any of them, hereafter can, shall or may have, against any party hereto or such parties
predecessors,   successors  and  assigns,  employees,  shareholders,   partners,
managing members, officers, directors, agents, subsidiaries, divisions and affiliates, for or by reason of any cause, matter or thing whatsoever, whether arising prior to, on or after the date hereof, provided, however, that this Agreement and the Surviving Obligations shall continue in full force and effect as the legal, valid and binding obligation of each party thereto enforceable against each such party in accordance with its terms.


         4.   MISCELLANEOUS.

         (a) Governing Law; Jurisdiction; Jury Trial . All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Illinois, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Illinois or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Illinois. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of Chicago, for the adjudication of any dispute hereunder or under the other Transaction Documents or in connection herewith or therewith, or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

         (b) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

         (c) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

         (d) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

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         (e) Notices.  Any notices,  consents,  waivers or other  communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Trading Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:
                Mace Security International, Inc.
                1000 Crawford Place, Suite 400
                Mt. Laural, New Jersey  06054
                Telephone:        856-778-2300
                Facsimile:        856-439-1723
                Attention:        Robert M. Kramer

If to the Buyer:
                Fusion Capital Fund II, LLC
                222 Merchandise Mart Plaza, Suite 9-112
                Chicago, IL 60654
                Telephone:        312-644-6644
                Facsimile:        312-644-6244
                Attention:        Steven G. Martin

or at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party three (3) Trading Days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, and recipient facsimile number or (C) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

         (f) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Buyer, including by merger or consolidation. The Buyer may not assign its rights or obligations under this Agreement.

         (g) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

         (h) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement.

         (i) No Strict Construction. The language used in this Agreement is the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

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         (j)  Changes to the Terms of this  Agreement.  This  Agreement  and any provision hereof may only be amended by an instrument in writing signed by the Company and the Buyer. The term "Agreement" and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

         (k) Failure or Indulgence Not Waiver. No failure or delay in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

                                     * * * *

         IN WITNESS WHEREOF, the Buyer and the Company have caused this Termination Agreement to be duly executed as of the date first written above.

                                               THE COMPANY:
                                               ------------

                                               MACE SECURITY INTERNATIONAL, INC.

                                               By: /s/ Robert M. Kramer
                                                  ---------------------
                                               Name: Robert M. Kramer
                                               Title: Executive V.P.

                                               BUYER:
                                               ------
                                               FUSION CAPITAL FUND II, LLC
                                               BY: FUSION CAPITAL PARTNERS, LLC
                                               BY: SGM HOLDINGS CORP.

                                               By: /s/ Steven G. Martin
                                                  ---------------------
                                               Name:         Steven G. Martin
                                               Title:     President



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